Exhibit 23.2

LurieLLP.com O/612.377.4404 F/612.377.1325

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of AxoGen, Inc. pertaining to the AxoGen, Inc. 2010 Stock Incentive Plan of our report dated February 29, 2016 relating to the consolidated financial statements of AxoGen, Inc. and its subsidiary as of and for the years ended December 31, 2015 and 2014, which report appears in AxoGen, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ Lurie, LLP

Minneapolis, Minnesota

May 27, 2016

2501 Wayzata Boulevard • Minneapolis, MN 55405